UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAUFER BRIDGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7999
(Primary Standard Industrial Classification Code Number

04-3626788
(I.R.S. Employer Identification Number)

313 South Central Avenue, Scarsdale, New York 10583: 914-419-5586
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

313 South Central Avenue, Scarsdale, New York 10583: 914-419-5586
(Name, address, including zip code, and telephone number, including area code, of agent of service)

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer .	Accelerated filer .
Non-accelerated filer .	Smaller reporting company .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	1,646,400shares	$ .01	$ 16,464	*$ 0.66

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

*Paid with initial filing of Form S-1 on February 12, 2008 (SEC File No.: 333-149177) and subsequently declared effective by the SEC on March 11, 2008.

______________________________

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price. The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (on January 10, 2008) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

2

1,646,400SHARES

COMMON STOCK

LAUFER BRIDGE ENTERPRISES, INC.

This is a resale prospectus for the resale of up to 1,646,400shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholders, Richard Laufer and Carol Laufer, our president and vice president, are registering an aggregate of 979,900shares (or approximately 59.52% of the total shares being registered). We will not receive any proceeds from the sale of the shares. Carol Laufer is Richard Laufer’s wife.

Our common stock is not traded on any public market although we have obtained a trading symbol (LBGE) so that our common stock may be quoted on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (“FINRA”). Nevertheless, our common stock has not traded on the OTCBB.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. In January 2008, we sold 2670,000 shares of our common stock in a private placement at $.001 per share to 35 individuals. Of the 670,000 shares sold, 330,000 shares were sold to our counsel. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders (excluding our president and vice president) may sell their shares at prevailing market prices or privately negotiated prices. Our president and vice president, who are deemed to be underwriters must offer their shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2009.

_____________________________

Give retroactive effect to cancellation of 30,000 shares originally held by three stockholders (10,000 shares each).

PROSPECTUS SUMMARY

About Laufer Bridge Enterprises, Inc.

Laufer Bridge Enterprises, Inc. was founded as a New York corporation on March 13, 2002 and became a corporation under the laws of the State of Nevada on January 10, 2008.

We operate a bridge club offering tournament style duplicate bridge games and instruction in playing bridge. We are generally open seven days per week and are located in Westchester County, New York. We operate under the name of The Bridge Deck.

During January 2008, we sold 670,000 shares of our common stock in a private placement at $.001 per share to 35 individuals. The price per share was determined by our board of directors so as to be equal to our par value per share ($.001). Our president and vice president, who are married to each other, may sell an aggregate of 979,900 shares or approximately 59.52% of the 1,646,400 shares being registered. Upon the completion of this offering, our president and vice president will beneficially own an aggregated of 99.96% of our outstanding common stock assuming the sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and have subjected ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by clients, potential clients and others, as well as the possibility of providing liquidity to our shareholders.

Laufer Bridge Enterprises, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our executive offices are located at 313 South Central Avenue, Scarsdale, NY 10583, and our telephone number is 914-419-5586. Our website is www.thebridgedeck.com. We may refer to ourselves in this document as "the Bridge Deck," “Laufer”, the “Company,” "we," or "us."

 We are filing this Post-Effective Amendment in accordance with Section 10(a)(3) of the ’33 Act so as to keep registration of our shares current as our registration statement (File No. 333-149177) was only good for 9 months from its March 11, 2008 effective date or 16 months from the September 30, 2007 audited balance sheet, whichever is later.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 16.14% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,646,400 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. A market maker filed a Rule 211 application with FINRA for the inclusion of our common stock in the Over-the-Counter Bulletin Board (referred to in this prospectus as the “OTCBB”) and we received a trading symbol of LBGE in July 2008. Nevertheless, our common stock has not traded on the OTCBB or in any public market.

Selling stockholders (excluding our president and vice president) may sell their shares at prevailing market prices or privately negotiated prices. Our president and vice-president, who are deemed to be underwriters must offer his shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

		3 Months Ended
Balance Sheet Data:	September 30,2008	December 31, 2008
		(unaudited)
Current assets	$55,409	$43,811

Current liabilities	$16,899	$26,574

Stockholders’ equity	$112,398	$95,839

Income Data:
	Fiscal Year ended September 30,		Three Months ended December 31,
	2007	2008	2007	2008
			(unaudited)
Net revenues	$366,097	$409,072	$96,403	$112,034
Operating expenses	$314,927	$408,094	$105,683	$128,593
Net income (loss)	$51,170	$978	$(9,280)	$(16,559)
Net income (loss) per common share - basic and diluted	$0.00	$0.00	$(0.00)	$0.00
Weighted average number of shares outstanding – basic and diluted	9,500,000	10,036,301	9,500,000	10,230,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Laufer has limited financial resources which may make it more difficult for us to raise capital or other financing. Absent financial resources, we will be unable to undertake programs designed to expand our business.

Laufer has limited financial resources and has not established a source of equity or debt financing. In addition, Laufer had very limited working capital, $38,510, at September 30, 2008 and $17,237 at December 31, 2008.

If we are unable to generate additional revenue or obtain financing or if the financing we do obtain is insufficient, we will be unable to expand our operations. To date, no Laufer officer, director, affiliate or associate has had any significant contact or discussions with, nor are there any concrete proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2.

We operate in a highly competitive industry with low barriers to entry and may be unable to compete successfully against existing or new competitors.

We operate a bridge club offering tournament style duplicate bridge games and instruction in playing bridge. We compete with other bridge clubs as well as a variety of other recreation alternatives, including casinos. The barriers to entry are not great because our business does not require substantial amounts of capital assets. Many of our competitors and potential competitors have significantly greater resources and name recognition than do we. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability.

We may not be able to continue to compete effectively with existing or potential competitors. Our inability to meet these competitive challenges could have an adverse impact on our business, financial condition and results of operations.

3.

Laufer is and will continue to be completely dependent on the services of our founder and president, Richard Laufer, and vice president, Carol Laufer, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Laufer’s operations and business strategy are completely dependent upon the knowledge and reputation of Richard Laufer and Carol Laufer. They are under no contractual obligation to remain employed by us. If either or both should choose to leave us for any reason before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.  We will fail without Mr. Laufer and Ms. Laufer or an appropriate replacement(s).

We intend to acquire key-man life insurance on the lives of Mr. and Ms. Laufer naming us as the beneficiary when and if we obtain the resources to do so and they remain insurable. We have not yet attempted to provide such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4.

Richard Laufer, our chief executive officer, and Carol Laufer, our chief financial officer, have no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Neither Richard Laufer nor Carol Laufer has any meaningful financial reporting education or experience. They are heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

5.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which requires us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8889 on February 1, 2008 we will be required, beginning with our fiscal year ending September 30, 20010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended September 30, 20010. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only 2 employees which is not a sufficient number of employees to segregate responsibilities. We may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

6.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, who are also our principal officers and are married to each other. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

7.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (88,800,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

8.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (88,800,000) common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

9.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

10.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading (even though FINRA has assigned a symbol (LBGE) for our common stock) and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. FINRA has assigned us a trading symbol which enables a market maker to quote the shares of our common stock on the OTCBB maintained by FINRA There can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Laufer and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities if any trading does develop , many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

11.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a then non-reporting Company may, under certain conditions, sell all or any of his shares without volume limitation in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 made in December 2007 and effective 60 days from publication, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

12.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become (actively) publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

13.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

14.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

15.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

16.

All 1,646,400 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our Post-Effective Amendment to our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,646,400 shares of our common stock held by 37 shareholders that are being registered in this offering may be sold subsequent to the date of this Post-Effective Amendment to our Registration Statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

17.

The ability of our president and vice president, who are married to each other, to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president and vice president, who are married to each other, will beneficially own an aggregate of approximately 99.96% of our outstanding common stock assuming the sale of all shares being registered. Because of their beneficial stock ownership, our president and vice president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president and vice president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president and vice president. This level of control may also have an adverse impact on the market value of our shares because our president and vice president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

18.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

19.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

20.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. We are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In January 2008, Laufer sold 670,000 shares of its common stock to 35 people for $700. Of the 670,000 shares, 330,000 shares were sold to our counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis. It was also intended to get relatives and business associates of management involved in our business. Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending us to friend and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 1,646,400 of our 10,230,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At March 31, 2009, we had 37 shareholders.

Of the total outstanding shares, an aggregate of 9,500,000 shares were issued to Richard Laufer, our chief executive officer, and 30,000 were issued to Carol Laufer, our chief financial officer, upon our re-incorporation in Nevada in January 2008 in exchange for all outstanding shares in a New York corporation then wholly owned by them. The newly-issued shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($9,500). In other words, no net value was assigned to these shares.

An additional 670,000 shares were issued to 35 additional shareholders at $.001 per share for $670 in cash in January 2008. 3 These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided. Each of these 35 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser fell within this description. All transactions were negotiated in face-to-face or telephone discussions between us and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. Laufer has made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter was filed as Exhibit 10.3 to our registration statement as effective March 11, 2008.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records. All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of March 31, 2009 and as adjusted to give effect to the sale of the shares offered hereunder.

_____________________________

3

Gave retroactive effect to cancellation of 30,000 shares originally held by 3 stockholders (10,000 shares each)

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to Laufer or Affiliates
Richard Laufer	9,500,000	950,000	8,550,000 99.96%	President, Chief Executive Officer, Chief Financial Officer and Chairman
Carol Laufer	30,000	29,900	100	Director
Alison Brown	10,000	9,900	100	Sister of Carol Laufer
Gary B. Wolff	330,000	329,900	100	Counsel to Laufer
Betty Brown	10,000	9,900	100	Mother of Carol Laufer
David Brown	10,000	9,900	100	Brother of Carol Laufer
Michelle Brown	10,000	9,900	100	Shareholder only

Thomas Cerny	10,000	9,900	100	Cousin of Carol Laufer
Chaeim Cerny	10,000	9,900	100	Wife of Victor Cerny
Tom Cerny	10,000	9,900	100	Shareholder only
Victor Cerny	10,000	9,900	100	Cousin of Carol Laufer
Blakeley Crevoiserat	10,000	9,900	100	Sister of Carol Laufer
Graham Crevioserat	10,000	9,900	100	Nephew of Carol Laufer
Rick Crevoiserat	10,000	9,900	100	Husband of Blakeley Crevoiserat
Caryn Foster	10,000	9,900	100	Shareholder only
Jennifer Keys	10,000	9,900	100	Shareholder only
Thasia LaDuca	10,000	9,900	100	Shareholder only
Peter Laufer	10,000	9,900	100	Nephew of Richard Laufer
Rebecca MacLachlan	10,000	9,900	100	Sister-in-law of Carol Laufer
Daniel Moya	10,000	9,900	100	Nephew of Richard Laufer
Gabriel Moya	10,000	9,900	100	Nephew of Richard Laufer
Susan Moya	10,000	9,900	100	Sister of Richard Laufer
Ernest Palmieri	10,000	9,900	100	Husband of Leslie Palmieri
Glenn Palmieri	10,000	9,900	100	Nephew of Carol Laufer
Kristin Palmieri	10,000	9,900	100	Niece of Carol Laufer
Lisa Palmieri	10,000	9,900	100	Wife of Glenn Palmieri
Leslie Palmieri	10,000	9,900	100	Sister of Carol Laufer
Reid Palmieri	10,000	9,900	100	Nephew of Carol Laufer
Michael Qualitero	10,000	9,900	100	Shareholder only
Nicole Qualitero	10,000	9,900	100	Shareholder only
Jeffrey Rosen	10,000	9,900	100	Nephew of Richard Laufer
Larry Rosen	10,000	9,900	100	Husband of Judy Rosen
Judy Rosen	10,000	9,900	100	Sister of Richard Laufer
Marina White	10,000	9,900	100	Niece of Carol Laufer
Stephen White	10,000	9,900	100	Brother-in-law of Carol Laufer
Deborah Zamer	10,000	9,900	100	Niece of Richard Laufer
Lisa Zolar	10,000	9,900	100	Aunt of Carol Laufer

	10,200,000	1,646,400	8,553,600

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Richard Laufer, our chief executive officer, and Carol Laufer, our chief financial officer, are Selling Stockholders and will be considered to be underwriters for purposes of this offering. Mr. and Ms. Laufer’s current intentions are to remain with us regardless of whether they sell all or a substantial portion of their stockholdings in us. They, nevertheless, are offering 10.3% of their shareholder interest (979,900 shares out of their total holdings of 9,530,000) in this offering (9.61% of all outstanding common shares). As officer/control persons of Laufer, Mr. and Ms. Laufer may not avail themselves of the provisions of Rule 144.

Selling stockholders (excluding our president and vice-president) may sell their shares at prevailing market prices or privately negotiated prices. Our president and vice-president, who are deemed to be underwriters must offer his shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

Since our shares were not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in January 2008. All of our outstanding shares were issued at $.001 per share in January 2008 except for those 9,530,000 shares issued to our president and vice president at the time that we incorporated in Nevada in exchange for all of the outstanding shares of our then New York company then owned solely by our president and vice president. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 35 other stockholders (excluding our president and vice president).

The offering price of the shares of our common stock was determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. FINRA has assigned a trading symbol to our common stock (LBGE) so as to permit trading on the OTCBB maintained by FINRA but we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. FINRA has assigned a trading symbol to our common stock (LBGE) so as to permit trading on the OTCBB maintained by FINRA. Nevertheless, if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Laufer common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of Laufer common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 is an aggregate of 670,000 shares which may be sold by our 35 other shareholders (excluding our president and vice president who, as underwriters, may not utilize Rule 144) each commencing on or about January 10, 2009_since the placement occurred while the Company was a non-reporting entity.

Laufer has agreed to register 1,646,400 shares of the 10,200,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy and its impact on our industry;

•

any possible financings;

•

the adequacy of our cash resources and working capital; and

•

Other factors identified in our filings with the SEC, press releases and public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.  Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.  Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which the Company’s management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included herein.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

A summary of our operations follows for the fiscal years ended September 30, 2008 and 2007 follows:

	2008	2007
Revenues:
Admission revenues	$390,456	$344,371
Instruction and other	18,616	21,726
Total	409,072	366,097

Operating expenses	408,094	314,927

Net income	$978	$51,170

Revenues – increased slightly because of a slight increase in paid games.

Operating expenses consist of:

	2008	2007
Cleaning and maintenance	$20,105	$19,292
Computer	1,530	1,022
Director/contractor/employee	144,558	89,838
Interest	-	1,154
Insurance	7,036	9,556
General office	4,464	2,752
Rent	107,923	99,109
Fees to American Contract Bridge League (“ACBL”)	16,250	14,647
Supplies for players	57,733	50,235
Marketing	1,144	1,322
Utilities	24,189	21,685
Other	22,778	972
Depreciation and amortization	384	3,343
Total	$408,094	$314,927

A summary of our operations follows for the three months ended December 31, 2008 and 2007 follows:

	For the three months ended December 31, 2008 (unaudited)	For the three months ended December 31, 2007 (unaudited)
Net revenues:
Admission revenues	$109,479	$90,444
Instruction and other	2,555	5,959
Total	112,034	96,403

Operating expenses
Rent	37,025	39,687
Director/contractor/employee	45,712	31,046
General and administrative	45,856	34,950
Total	128,593	105,683
Net loss	$(16,559)	$(9,280)

Revenues – increased slightly because of a slight increase in paid games.

Operating expenses consist of:

	2008	2007
Cleaning and maintenance	$4,778	$4,912
Computer	45	621
Director/contractor/employee	45,712	31,046
Insurance	2,237	1,994
General office	3,486	2,550
Rent	37,025	39,687
Fees to American Contract Bridge League (“ACBL”)	5,275	3,704
Supplies for players	14,723	13,664
Marketing	994	1,044
Utilities	4,920	5,159
Other	8,673	1,217
Depreciation and amortization	725	85
Total	$128,593	$105,683

General

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

At December 31, 2008 we had cash balances of $43,811.

We have not undertaken any procedures or efforts to raise any debt or equity financing. Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this quarterly report.

We have become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to our president if there is insufficient cash generated from operations to satisfy these costs.

In January 2008, we sold 670,000 shares of our common stock in a private placement at $.001 per share to 35 individuals. Of the 670,000 shares, 330,000 shares were sold to our counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis. It was also intended to get relatives and business associates of management involved in our business. Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Recent Accounting Pronouncements

In June 2003, the United States Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002”), as amended by SEC Releases No. 33-8934 on June 26, 2008. Commencing with our annual report for the fiscal year ended September 30, 20010, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end; and

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the registered accounting firm’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending September 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending September 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133 (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company will adopt this standard at the beginning of the Company’s year ending September 30, 2009. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

The FASB, the Emerging Issues Task Force and the United States Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of December 31, 2008 that will become effective in subsequent periods; however, management does not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during the three and nine months ended December 31, 2008 and 2007, and it does not believe that any of those pronouncements will have a significant impact on our financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business, although we generally draw fewer players during the winter because of occasional bad weather affects driving conditions and because some bridge players spend all or a portion of winter months in warm weather locations.

Off-Balance Sheet Arrangements

We have no off balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were founded as a New York corporation on March 13, 2002 and became a corporation under the laws of the State of Nevada in January 2008. At inception, we acquired the assets of an existing bridge club.

We operate a bridge club offering tournament style duplicate bridge games and instruction in playing bridge. We are generally open seven days per week and are located in Westchester County, New York. We operate under the name of The Bridge Deck.

Operations

We operate a club offering tournament style duplicate bridge games and also offer instructions and lessons on how to play bridge. Duplicate bridge is the most widely used variation of bridge used in club and tournament settings. It is called duplicate because the same bridge hand (i.e. arrangement of cards) is duplicated at most of the tables playing in order to allow a fair comparison of playing skill and reduce "luck of the cards." In this way, every hand, whether good or bad, is played in competition with others playing the identical cards, and the element of competition is heightened while the element of chance is reduced. In duplicate bridge, a player normally plays with the same partner throughout an event. The two are known as a "pair."

We are members of the American Contract Bridge League (the “ACBL”). The ACBL supports approximately 2.5 million tables of bridge in play annually in clubs and tournaments and an additional 200,000 tables online. It also has a membership of 3,200 bridge clubs and sponsors 1,100 bridge tournaments annually. The ACBL certifies bridge directors and teachers and sets forth player achievement through a system known as masterpoints. Players receive masterpoints for winning and placing in club and tournament games as they strive to become a Life Master. Members advance through ranks as they earn the required number of masterpoints for each of 14 categories. We pay the ACBL average monthly fees of approximately $1,000 in order to sponsor sanctioned events that qualify our participants for masterpoints.

We generally operate seven days a week with games in the morning and afternoon and two evening games per week. Many of our players during the day are local retirees. In general, our games draw between 100 and 160 players. We draw fewer players in the winter than at other times of the year. We do not operate games on weekends when there are major bridge tournaments in the Westchester area and if the weather is very inclement. We also close for Thanksgiving.

We charge an entry fee of $12 to a player for each game. We are paid in cash and do not accept any credit cards. We will accept checks only from players who are known to us.

A game generally lasts approximately three hours. The games are supervised by our president and/or vice president and by independent contractors engaged by us. Supervisors sign players in, assign tables, score games and render rulings if necessary. The results of games are posted daily on our Website as are the numbers of Masterpoints attained by our players.

We also provide instruction for bridge players using independent contractors as instructors. Classes are for beginners as well as for intermediate and advanced players. Typical classes cost at least $160 and meet over eight week periods.

Competition

We compete with several other bridge clubs located in or near Westchester, NY as well as churches and temples that may sponsor bridge games. In addition, we face competition from other entertainment sources such as casinos.

We compete against these other entities in several ways:

•

Our fees are slightly lower than other nearby bridge clubs;

•

We provide a cheerful and friendly atmosphere for players;

•

We provide light meals and coffee for players; and

•

Our facility has excellent parking which is a major factor for players in the New York area.

A significant percentage of newer players come to us through word of mouth recommendations from existing and former players. We also advertise occasionally in local Westchester area newspapers and are listed on the ACBL Website.

We cannot offer any assurances that our competitive strategy will be successful in the future.

Intellectual Property

We have no patents or trademarks.

Employees

At March 31, 2009, we had two employees, Richard Laufer, our chief executive officer, and Carol Laufer, our chief financial officer, who are married to each other. Both Richard Laufer and Carol Laufer devote fulltime to us. There are no written employment contracts or agreements. We generally use eight independent contractors to perform various tasks.

Property

Our office and mailing address is 313 South Central Avenue, Scarsdale, NY 10583. Our current lease with an unrelated party expires on March 31, 2012 and calls for the following minimum annual rental payments:

April 1, 2007 through March 31, 2008	$94,300
April 1, 2008 through March 31, 2009	96,600
April 1, 2009 through March 31, 2010	98,900
April 1, 2010 through March 31, 2011	101,200
April 1, 2011 through March 31, 2012	103,500

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

\

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Richard Laufer	61	President, CEO and chairman
Carol Laufer	59	Vice president, secretary CFO, principal financial officer, treasurer and director

Richard Laufer – Co-founded us in March 2002 and has been our president since inception. Mr. Laufer is a graduate of Suffolk University.

Carol. Laufer - Co-founded us in March 2002 and has been our vice president and CFO since inception. Ms. Laufer is a graduate of William Smith College.

Richard Laufer and Carol Laufer are married to each other.

Possible Potential Conflicts

The OTCBB on which we plan and hope to have our shares of common stock quoted at some point in the future does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer in that she may have other business interests in the future to which she devotes her attentions, and she may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through her exercise of such judgment as is consistent with her understanding of her fiduciary duties to us.

Currently we have only one officer and director (the same person) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Both directors’ terms of office expire on September 30, 2009. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Laufer board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by Laufer for any expenses incurred in attending directors' meetings provided that Laufer has the resources to pay these fees. Laufer will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the January 10, 2008 board of directors’ approval and subsequent stockholder approval, Laufer adopted our 2008 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock. At the time of the approval, Mr. & Mrs. Laufer were our sole officers, directors and stockholders. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of March 31, 2009.

As previously indicated, the board of directors, on January 10, 2008, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Laufer and our subsidiaries, if any. The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to Laufer are gained by an option program such as the Plan that includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the Laufer Bridge Enterprises, Inc. 2008 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Laufer and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Laufer. Directors, officers and other employees of Laufer and our subsidiaries, if any, are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Summary Compensation Table

The following table shows, for the years ended September 30, 2008 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer and Chief Financial Officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Richard Laufer	2008	$67,506	-	-	$-
CEO	2007	$-0-	-	-	$-
Carol Laufer	2008	$-0-	-	-	$-
CFO	2007	$-0-	-	-	$-

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at September 30, 2009.

PRINCIPAL SHAREHOLDERS

As of March 31, 2009, we had 10,230,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of March 31, 2009 ; of all directors and executive officers of Laufer; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Richard Laufer	9,500,000	93.14%
Carol Laufer	30,000.29%

Officers and Directors as a group ( 2 members)	9,530,000 (c)	93.43%
(a) The address for each person is 313 South Central Avenue, Scarsdale, NY 10583

(b) Unless otherwise indicated, Laufer believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Mr. and Ms. Laufer disclaim any beneficial interest in or control over any of such shares other than that which may be attributed to him by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoters of Laufer are Richard Laufer, our chief executive officer, and Carol Laufer, our chief financial officer, who are married to each other.

Laufer has entered into an agreement regarding our president lending funds to us if necessary. No amounts were outstanding under this agreement as of September 30, 2008. A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Exhibit 10.2 was filed as part of our initial filing of our registration statement of which this prospectus is a part.

In January 2008, we sold 670,000 shares of our common stock in a private placement at $.001 per share to 35 individuals. Of the 670,000 shares sold in January 2008, 330,000 shares were sold to our counsel.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were founded as a New York corporation on March 13, 2002 and became a corporation under the laws of the State of Nevada on January 10, 2008. Laufer is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Laufer’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock. There are 10,200,000 shares of our common stock issued and outstanding at March 31, 2009that are held by 40 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Laufer, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

4purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders (excluding our president and vice-president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our president and vice-president, who are deemed to be underwriters, must offer his shares at the fixed price even if our shares are quoted on the OTCBB. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (except for our president and vice president who are considered to be underwriters) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a six month holding period if purchased from a reporting company or purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer. Because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement in January 2008 the shares of our common stock covered by this registration statement will have met the 12 month holding period as of January 10, 2009

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; (There is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000 the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on January 10, 2009 (except for our president and vice president who, as underwriters, may not utilize Rule 144).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

________________________________

4

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Laufer to a broker-dealer as principal and the broker-dealer is acting as underwriter, Laufer will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Laufer who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering may terminate (at the option of the Company) on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to Laufer’s president, (Richard Laufer) and its other director (Carol Laufer) his spouse; or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

A market maker filed a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB and we received a trading symbol of LBGE in July 2008. Nevertheless, our common stock has not traded on the OTCBB.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Laufer shares of common stock.

We may apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Laufer with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 330,000 shares of our common stock. Mr. Wolff is a Selling Shareholder.

EXPERTS

The financial statements of Laufer Bridge Enterprises, Inc. as of September 30, 2008 and 2007 and for the years ended September 30, 2008 and 2007, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended December 31, 2008 and 2007 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Laufer became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Laufer Bridge Enterprises, Inc.

313 South Central Avenue

Scarsdale, NY 10583

30

LAUFER BRIDGE ENTERPRISES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Laufer Bridge Enterprises, Inc.

Scarsdale, New York

We have audited the accompanying balance sheets of Laufer Bridge Enterprises, Inc. as of September 30, 2008 and 2007 and the related statements of operations, stockholders’ equity and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laufer Bridge Enterprises, Inc. as of September 30, 2008 and 2007 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

February 6, 2009

LAUFER BRIDGE ENTERPRISES, INC.

Balance Sheets

ASSETS
	September 30, 2008	September 30, 2007
CURRENT ASSETS:
Cash	$30,301	$23,516
Time deposits	25,108	19,530
Total current assets	55,409	43,046

OTHER ASSETS:
Security deposits	12,650	12,650
Goodwill	55,000	55,000
Fixed Assets (net of accumulated depreciation of $1,210 and $826)	6,238	2,597
Total other assets	73,888	70,247
TOTAL ASSETS	$129,297	$113,293

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accrued expenses	$16,899	$2,573
Total current liabilities	16,899	2,573

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 10,230,000 and 9,500,000 shares issued and outstanding	10,230	9,500
Additional paid-in-capital	91,910	(9,500)
Retained earnings	10,258	110,720
Total stockholders’ equity	112,398	110,720

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$129,297	$113,293

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

Statements of Operations

	For the Fiscal Years Ended September 30, 2008	For the Fiscal Years Ended September 30, 2007
Revenues:
Admission revenues	$390,456	$344,371
Instruction and other	18,616	21,726
Total	409,072	366,097

Operating expenses
Rent	107,923	99,109
Director/contractor/employee	144,558	89,838
General and administrative	155,613	125,980
Total	408,094	314,927

Net income	$978	$51,170

Pro Forma:
Income	$-	$51,170
Pro forma income tax	-	17,910
Pro forma net income	$-	$33,260

Net income per common share - basic and diluted	$0.00	$0.00

Weighted average number of common shares outstanding - basic and diluted	10,036,301	9,500,000

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

Statement of Stockholders’ Equity

For the Two Fiscal Years Ended September 30, 2008

	Common Shares	Amount	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity

Balance October 1, 2006	9,530,000	$9,530	$(9,530)	$59,550	$59,550
Net income	-	-	-	51,170	51,170
Balance, September 30, 2007	9,530,000	9,530	(9,530)	110,720	110,720
Reclassification of undistributed earnings and losses as of January 9, 2008 to additional paid-in capital	-	-	101,440	(101,440)	-
Sale of common stock	700,000	700	-	-	700
Net income	-	-	-	978	978
Balance, September 30, 2007	10,230,000	$10,230	$91,910	$10,258	$112,398

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

Statements of Cash Flows

	For the Fiscal Years Ended September 30, 2008	For the Fiscal Years Ended September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$978	$51,170
Depreciation and amortization	384	3,343
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in accrued expenses	14,326	447
Net Cash Provided by Operating Activities	15,688	54,960

CASH FROM INVESTING ACTIVITIES:
Purchase of furniture and fixtures	(4,025)	(2,886)

CASH FROM FINANCING ACTIVITIES:
Sale of common stock	700	-
Loans repaid	-	(27,606)
Net Cash Provided by (Used in)
Financing Activities	700	(27,606)

INCREASE IN CASH	12,363	24,468

CASH AT BEGINNING OF YEAR	43,046	18,578
CASH AT END OF YEAR	$55,409	$43,046

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
INTEREST PAID	$-	$-
TAXES PAID	$-	$-

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

September 30, 2008 and 2007

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Laufer Bridge Enterprises, Inc. was founded as a New York corporation on March 13, 2002 and became a corporation under the laws of the State of Nevada on January 10, 2008.

The Company operates a bridge club offering tournament style duplicate bridge games and instruction in playing bridge. It is generally open seven days per week and is located in Westchester County, New York. It operates under the name of The Bridge Deck.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

b. Year-end

The Company has elected a fiscal year ending on September 30.

c. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

e. Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three (3) or five (5) years. Depreciation expense for the fiscal years ended September 30, 2008 and 2007 was $384 and $3,343, respectively.

f. Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired. In accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized. The Company periodically, at least on an annual basis, reviews goodwill, considering factors such as projected cash flows and revenue and earnings multiples, to determine whether the carrying value of the goodwill is impaired. If the goodwill is deemed to be impaired, the difference between the carrying amount reflected in the financial statements and the estimated fair value is recognized as an expense in the period in which the impairment occurs. There was no impairment of goodwill at September 30, 2008 or 2007.

g. Revenue Recognition

The Company recognizes revenue when cash is received and paid for services performed.

h. Advertising

Advertising costs are expensed as incurred.

i. Income Taxes

The Company had elected to be an S corporation for income tax purposes from inception until January 10, 2008. Under the tax rules for S corporations, principals are taxed separately on their distributive share of the corporation’s taxable income whether or not that income is actually distributed.

The unaudited pro forma net income set forth in the accompanying Statements of Operations presents the pro forma effects on historical net income adjusted for a pro forma provision for income taxes. The pro forma provision for income taxes has been determined assuming the Company had been taxed as a C corporation for federal and state income tax purposes.

The Company ceased being an S corp. on January 10, 2008 after which the Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

There were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the fiscal years ended September 30, 2008 and 2007.

j. Basic and Diluted Income Per Common Share

Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no potentially dilutive shares outstanding as of September 30, 2008 or 2007.

k. Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the fiscal year ended September 30, 2010, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, reporting entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company was founded as a New York corporation on March 13, 2002 and became a corporation under the laws of the State of Nevada on January 10, 2008, at which time 9,500,000 shares of common stock were issued to the Company’s president and vice president in exchange for all outstanding shares of the New York corporation. The shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($9,500). No net value was assigned to these shares.

The Company is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.

In January 2008, the Company sold 700,000 shares of its common stock in a private placement at $.001 per share to 38 individuals. Of the 700,000 shares, 330,000 shares were sold to its outside counsel.

The Company had elected to be an S corporation from its inception until January 10, 2008. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission all of the Company’s undistributed earnings and losses that occurred during the period in which it was an S corporation have been reclassified to additional paid-in capital.

Stock Option Plan

Pursuant to a January 10, 2008 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2008 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.  The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2018.

No options have been issued or are outstanding under the Plan.

NOTE 4 - QUARTERLY SUMMARY

A summary of the Company’s quarterly information follows:

2008		Quarter
		First		Second		Third		Fourth		Total

Revenues		$96,403		$88,938		$108,896		$114,835		$409,072

Operating expenses		105,683		87,263		109,625		105,523		408,094

Net income (loss)		$(9,280)		$1,675		$(729)		$9,312		$978

Income Per Share	$	*	$	*	$	*	$	*	$	*
*Less than $.01 per share

2007		Quarter
		First		Second		Third		Fourth		Total

Revenues		$95,017		$80,332		$97,532		$93,216		$366,097

Operating expenses		88,957		62,078		87,026		76,866		314,927

Net income (loss)		$6,060		$18,254		$10,506		$16,350		$51,170

Income Per Share	$	*	$	*	$	*	$	*	$	*
*Less than $.01 per share

LAUFER BRIDGE ENTERPRISES, INC.

Balance Sheets

ASSETS
	December 31, 2008 (Unaudited)	September 30, 2008
CURRENT ASSETS:
Cash	$19,104	$30,301
Time deposits	24,707	25,108
Total current assets	43,811	55,409

OTHER ASSETS:
Security deposits	12,650	12,650
Goodwill	55,000	55,000
Fixed assets - net	10,952	6,238
Total other assets	78,602	73,888
TOTAL ASSETS	$122,413	$129,297

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accrued expenses	$26,574	$16,899
Total current liabilities	26,574	16,899

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 10,230,000 issued and outstanding	10,230	10,230
Additional paid-in capital	91,910	91,910
Retained earnings (deficit)	(6,301)	10,258
Total stockholders’ equity	95,839	112,398
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$122,413	$129,297

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007
Net revenues:
Admission revenues	$109,479	$90,444
Instruction and other	2,555	5,959
Total	112,034	96,403

Operating expenses
Rent	37,025	39,687
Director/contractor/employee	45,712	31,046
General and administrative	45,856	34,950

Total	128,593	105,683
Net loss	$(16,559)	$(9,280)

Pro Forma:
Income	$-	$(9,280)
Pro forma income tax	-	-
Pro forma net income	$-	$(9,280)

Net income per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,230,000	9,500,000

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,559)	$(9,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	725	85
Change in operating assets

Increase in accrued expenses	9,675	3,034
Net Cash Used in Operating Activities	(6,159)	(6,161)

CASH FROM INVESTING ACTIVITIES:
Purchase of furniture and fixtures	(5,439)	(2,922)

NET CHANGE IN CASH	(11,598)	(9,083)
CASH AT BEGINNING OF PERIOD	55,409	43,046
CASH AT END OF PERIOD	$43,811	$33,963

See accompanying notes to the financial statements.

LAUFER BRIDGE ENTERPRISES, INC.

December 31, 2008 and 2007

Notes to the Financial Statements

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. These interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the year ended September 30, 2008 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2009.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had accumulated deficit of $6,301 at December 31, 2008, and had a net loss and cash used in operations of $16,559 and $6,159 for the interim periods ended December 31, 2008, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – STOCKHOLDERS’ EQUITY

In January 2008, the Company sold 700,000 shares of its common stock in a private placement at $.001 per share to 38 individuals. Of the 700,000 shares, 330,000 shares were sold to its outside counsel.

The Company had elected to be an S corporation from its inception until January 10, 2008. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission all of the Company’s undistributed earnings and losses that occurred during the period in which it was an S corporation have been reclassified to additional paid-in capital.

Stock Option Plan

Pursuant to a January 10, 2008 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2008 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.  The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2018.

No options have been issued or are outstanding under the Plan.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ____, 2009 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,646,400 Shares

Laufer Bridge Enterprises, Inc.

Common Stock

PROSPECTUS

April___, 2009

TABLE OF CONTENTS

Contents

SUMMARY FINANCIAL DATA

5

RISK FACTORS

5

USE OF PROCEEDS

11

SELLING STOCKHOLDERS

11

DETERMINATION OF OFFERING PRICE

14

DIVIDEND POLICY

14

MARKET FOR SECURITIES

14

NOTE REGARDING FORWARD-LOOKING STATEMENTS

14

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

20

PRINCIPAL SHAREHOLDERS

23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

23

DESCRIPTION OF CAPITAL STOCK

23

PLAN OF DISTRIBUTION

25

LEGAL MATTERS

29

EXPERTS

29

UNAUDITED INTERIM STATEMENTS

30

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$0.66
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,399.34

Total	$65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

Of the total outstanding shares, 9,530,000 shares were issued to Richard Laufer and Carol Laufer, the Company’s president and vice president upon our incorporation in Nevada in January 2008 in exchange for all outstanding shares in a Massachusetts corporation then owned solely by him.

In January 2008, an additional 670,000 shares were issued to 35 additional shareholders at $.001 per share for $670 in cash. These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.  Each of these 35 shareholders who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser and met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. Laurence has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Laufer. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.3 to this registration statement.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 16

EXHIBITS

*3.1	Articles of Incorporation
*3.2	By-Laws
*5.1	Opinion of Gary B. Wolff, P.C.
*10.1	2008 Non-Statutory Stock Option Plan
*10.2	Agreement between Laufer Bridge Enterprises, Inc., its president and its counsel
*10.3	Form of Investment Letter
23.1	Consent of Li & Company, PC
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*Incorporated by reference from Registration Statement on S-1 as initially filed February 12, 2008 under file number 333-149177.

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the Town of Scarsdale, State of New York on the 7 day of April 2009.

Laufer Bridge Enterprises, Inc.

/s/ Richard Laufer
By: Richard Laufer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Richard Laufer		April 7, 2009
By: Richard Laufer Chief Executive Officer	President, CEO, and Chairman

/s/ Carol Laufer		April 7, 2009
By: Carol Laufer	Vice president, secretary CFO, principal financial officer, treasurer and director